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                                                                   Exhibit 3.118


                   GLOBAL AMENDMENT OF PARTNERSHIP AGREEMENTS
                           (SK BROADCAST PARTNERSHIPS)

                         (Delaware General Partnerships)

                  THE UNDERSIGNED, in their capacity as all the general partners of the Delaware limited partnerships listed on Schedule I (each, a "Partnership"), hereby enter into this Partnership Agreement Amendment:

                  WHEREAS, each of the Partnerships is subject to a Partnership Agreement (a "Partnership Agreement"), dated as of July 29th, 1994 between UHF Investments, Inc. and the undersigned as indicated on the signature pages hereof. (Capitalized terms used but not defined herein shall have the meaning set forth in the Partnership Agreement); and

                  WHEREAS, each of the parties hereto desires to have its Partnership Interests represented by certificated securities.

                  NOW THEREFORE, the Parties hereto hereby agree as follows:

                  Each of the Partnership Agreements is hereby amended by inserting the following sentence after the lead-in of Section 2.1 of the respective Partnership Agreement:

                  "The aggregate Partnership Interests shall be represented by 100 units (each, "Partnership Unit"), which shall be, and hereby are, evidenced by certificates that shall be deemed to be a "security" and governed by Article 8 of the Uniform Commercial Code, as in effect in the state of New York. Each Partnership Unit shall represent one percentage point of such Partner's Partnership Interest so that a 1% Partnership Interest shall be represented by one Partnership Unit and a 99% Partnership Interest shall be represented by 99 Partnership Units."




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                  By their signature below, each of the parties hereto hereby signify their agreement.

                  Dated as of February   , 1998:

                     UHF INVESTMENTS, INC.
                     General Partner of the partnerships listed on Schedule I

                     By:    /s/ H. Steven Holtzman
                            ______________________
                            H. Steven Holtzman
                            Assistant Secretary

For:

SKFL Broadcasting Partnership        By:    Silver King Broadcasting of
                                            Hollywood, Florida, Inc.,
                                            General Partner

SKLA Broadcasting Partnership        By:    Silver King Broadcasting of Southern
                                            California, Inc.,
                                            General Partner

SKIL Broadcasting Partnership        By:    Silver King Broadcasting of
                                            Illinois, Inc., General Partner

SKOH Broadcasting Partnership        By:    Silver King Broadcasting of
                                            Ohio, Inc., General Partner

SKMD Broadcasting Partnership        By:    Silver King Broadcasting of
                                            Maryland, Inc., General Partner

                                        By:   /s/ H. Steven Holtzman
                                              ______________________
                                              H. Steven Holtzman
                                              Assistant Secretary

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For:

SKHO Broadcasting Partnership           By:    Silver King Broadcasting of
                                               Houston, Inc. General Partner

SKDA Broadcasting Partnership           By:    Silver King Broadcasting of
                                               Dallas, Inc., General Partner

SKNJ Broadcasting Partnership           By:    Silver King Broadcasting of
                                               New Jersey, Inc., General Partner

SKTA Broadcasting Partnership           By:    Silver King Broadcasting of
                                               Tampa, Inc., General Partner

SKVI Broadcasting Partnership           By:    Silver King Broadcasting of
                                               Vineland, Inc., General Partner

SKMA Broadcasting Partnership           By:    Silver King Broadcasting of
                                               Massachusetts, Inc.,
                                               General Partner

                                           By:   /s/ H. Steven Holtzman
                                                 ______________________
                                                 H. Steven Holtzman
                                                 Assistant Secretary


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                                                                      Schedule I

1.       SKFL Broadcasting Partnership

2.       SKLA Broadcasting Partnership

3.       SKHO Broadcasting Partnership

4.       SKIL Broadcasting Partnership

5.       SKDA Broadcasting Partnership

6.       SKNJ Broadcasting Partnership

7.       SKOH Broadcasting Partnership

8.       SKMD Broadcasting Partnership

9.       SKTA Broadcasting Partnership

10.      SKVI Broadcasting Partnership

11.      SKMA Broadcasting Partnership


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